UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2018

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 West Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 8, 2017, Tyson Foods, Inc. (the “Company”) announced certain senior-level management changes, including the anticipated appointment of Stewart F. Glendinning as Chief Financial Officer to replace Dennis Leatherby. On February 10, 2018, Mr. Glendinning, who had been serving as Executive Vice President of the Company since December 11, 2017, assumed the position of Executive Vice President and Chief Financial Officer (“CFO”). Mr. Leatherby was a “named executive officer” in the Company’s most recent proxy statement for its annual meeting of shareholders.
Prior to joining the Company, Mr. Glendinning, age 52, had served as President and Chief Executive Officer of the Molson Coors International business unit of Molson Coors Brewing Company (NYSE: TAP; TSX: TPX), one of the world's largest brewers, since October 2016. Prior to that appointment, Mr. Glendinning has served in various other roles at Molson Coors Brewing Company since 2005, including as President and Chief Executive Officer of Molson Coors Canada from January 2013 to October 2016, President and Chief Executive Officer of Molson Coors UK from June 2012 to January 2013, Chief Financial Officer for Molson Coors Brewing Company from July 2008 to June 2012, and Chief Financial Officer for Coors Brewers Limited (now known as Molson Coors UK) from 2005 to July 2008. Mr. Glendinning also served with various organizations within the U.S. Naval Reserve. Mr. Glendinning has served as a director of The North West Company Inc. (TSX: NWC) since November 2014.
In connection with his appointment to CFO, the Company and Mr. Glendinning entered into an employment agreement dated December 11, 2017 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Glendinning will receive an annual base salary of $725,000. He also received a sign-on bonus of $2,700,000, which Mr. Glendinning will be required to repay should he (i) voluntarily terminate his employment with the Company prior to the two-year anniversary of December 11, 2017 (the “Start Date”) or (ii) not relocate and establish a permanent residence in the Northwest Arkansas area prior to the one-year anniversary of the Start Date.
Additionally, effective as of the Start Date, Mr. Glendinning became eligible to participate in the Company’s annual performance incentive plan, as well as the Company’s long-term equity incentive program (“LTI Program”) under the Company’s 2000 Stock Incentive Plan (the “Stock Incentive Plan”). His 2018 Executive Incentive Plan payout opportunity is equal to 110% of his base salary at the target level of performance, prorated based on the Start Date. His 2018 LTI Program opportunity is equal to $1,700,000 at the target level, prorated based on the Start Date, with the dollar value of equity compensation being weighted 25%, 25% and 50% among stock options, restricted stock with performance criteria and performance stock, respectively. The Compensation and Leadership Development Committee of the Company’s Board of Directors approved an equity award to Mr. Glendinning under the Stock Incentive Plan equal to $1,600,000 on December 15, 2017, with the dollar value thereto being weighted 25%, 25% and 50% among stock options, restricted stock with performance criteria and performance stock, respectively. As provided in the Company’s Current Report on Form 8-K filed on November 8, 2017, the Compensation and Leadership Development Committee also approved a stock option award to Mr. Glendinning under the Stock Incentive Plan with a target value of $300,000, which will vest on the three-year anniversary of the Start Date.
Mr. Glendinning is also eligible for the Executive Rewards Allowance (ERA), which provides him with an annual cash allowance of $12,000, prorated for fiscal 2018 based on the Start Date. The ERA is taxable income to Mr. Glendinning and can be used for an array of items based on the needs of him and his family. Mr. Glendinning also received relocation benefits in accordance with Company policy. Furthermore, Mr. Glendinning received a one-time payment of $1,000 as additional consideration for signing an employment agreement with the Company.
The foregoing description is qualified by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2017 and is incorporated by reference in its entirety into this Item 5.02.
There are no other arrangements or understandings between Mr. Glendinning and any other persons pursuant to which he was selected as the Company’s Executive Vice President and Chief Financial Officer. Additionally, there are no transactions involving the Company and Mr. Glendinning that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of the Company was held on February 8, 2018. Matters voted on by shareholders included (i) the election of directors to the Company’s board of directors, (ii) ratification of the Company’s selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2018, (iii) approval of an amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan, (iv) a shareholder proposal to request a report disclosing the Company’s policy and procedures, expenditures, and other activities related to lobbying and grassroots lobbying communications (“Proposal No. 1”), and (v) a shareholder proposal to adopt and implement a water stewardship policy at Company and supplier facilities (“Proposal No. 2”). The results of the shareholders’ votes are reported below.

(i)	With respect to the election of directors:

Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
John Tyson	934,131,304	8,260,181	195,479	20,108,688
Gaurdie E. Banister Jr.	895,368,207	47,012,607	206,150	20,108,688
Dean Banks	896,013,210	46,352,624	221,130	20,108,688
Mike Beebe	866,966,499	75,408,809	211,656	20,108,688
Mikel A. Durham	867,104,318	75,275,303	207,343	20,108,688
Tom Hayes	935,776,428	6,612,175	198,361	20,108,688
Kevin M. McNamara	934,006,508	8,368,361	212,095	20,108,688
Cheryl S. Miller	937,100,322	5,282,444	204,198	20,108,688
Jeffrey K. Schomburger	936,511,702	5,860,784	214,478	20,108,688
Robert Thurber	855,277,129	87,103,700	206,135	20,108,688
Barbara A. Tyson	934,983,110	7,389,220	214,634	20,108,688

(ii)	With respect to the ratification of the Company’s selection of PwC:

Votes For	957,072,258
Votes Against	5,279,735
Votes Abstained	343,659

(iii)	With respect to the approval of an amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan:

Votes For	930,306,321
Votes Against	11,913,578
Votes Abstained	367,065
Broker Non-Votes	20,108,688

(iv)	With respect to Proposal No. 1:

Votes For	112,626,019
Votes Against	828,497,953
Votes Abstained	1,462,992
Broker Non-Votes	20,108,688

(v)	With respect to Proposal No. 2:

Votes For	147,700,207
Votes Against	784,979,383
Votes Abstained	9,907,374
Broker Non-Votes	20,108,688

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: February 14, 2018	By:	/s/ R. Read Hudson

	Name:	R. Read Hudson
	Title:	Vice President, Associate General Counsel and Secretary